UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  October 26, 2009

THE MCGRAW-HILL COMPANIES, INC.

(Exact Name of Registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other	(Commission	(IRS Employer
jurisdiction of	File No.)	Identification No.)
incorporation or
organization)

1221 Avenue of the Americas, New York, New York  10020
(Address of Principal Executive Offices)    (Zip Code)

(212) 512-2564
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 and 7.01.  Disclosure of Results of Operations and Financial Condition/Regulation FD Disclosure (Furnished Pursuant to Items 2.02 and 7.01 of Form 8-K).

On October 26, 2009 Registrant issued an earnings release (the “Earnings Release”) containing a discussion of Registrant’s results of operations and financial condition for the third quarter ending September 30, 2009.

The Earnings Release contains financial results presented in accordance with U.S. generally accepted accounting principles that the Registrant reported third quarter 2009 earnings per diluted share of $1.07.

The Earnings Release contains two statements on the Registrant’s financial results that would not be presented in a GAAP statement of earnings to the effect that:

•
The Outlook: “With market conditions continuing to weaken in school education and advertising, we now expect revenue for 2009 to decline by approximately 7%,” Mr. McGraw said. “We had previously forecasted a decrease of 5.5% to 6.5%.

“But with stringent cost controls, we now expect to achieve the top end of our $2.20 to $2.25 earnings per share guidance for 2009. At the end of the second quarter, we had anticipated coming in at the low end of that range.

“The new earnings per share guidance excludes the second quarter restructuring charge of $0.03, a $0.03 loss on the divestiture of Vista Research in May and a projected $0.02 gain ($9.3 million pre-tax and $5.9 million after-tax) on the sale of BusinessWeek in the fourth quarter.”

•	Exhibit 3: Exhibit 3 presents adjusted operating results by segment, excluding the impact of the 2009 and 2008 restructuring charges and the 2009 loss on the sale of Vista Research, Inc.

The Registrant believes that the disclosure of this data provides useful supplemental information for meaningful comparisons of the Company’s results.

Item 9.01.   Exhibits.

 (99)  Earnings Release of the Registrant, dated October 26, 2009, containing a discussion of Registrant’s results of operations and financial condition for the third quarter ending September 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE McGRAW-HILL COMPANIES, INC.

/s/	Kenneth M. Vittor
By:	Kenneth M. Vittor
Executive Vice President and
General Counsel

Dated:  October 26, 2009

INDEX TO EXHIBITS

Exhibit Number

(99)      Earnings Release of the Registrant, dated October 26, 2009, containing a discussion of Registrant’s results of operations and financial condition for the third quarter ending September 30, 2009.